UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 28, 2020

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	1-13232	84-1259577
Delaware (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1700, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

 (Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Aimco Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On April 28, 2020, in connection with their election to the Board of Directors of Apartment Investment and Management Company (“Aimco”) as described in Item 5.07 hereof, the Board of Directors of AIMCO-GP, Inc., the general partner of AIMCO Properties, L.P. (“Aimco OP”) elected Devin I. Murphy and John D. Rayis as new directors, effective April 28, 2020. There are no arrangements or understandings between either Mr. Murphy or Mr. Rayis and any other person pursuant to which either was elected as a director. Except for any independent director compensation to be awarded to Messrs. Murphy and Rayis consistent with that provided to other independent directors, there have not been any transactions, nor are there any currently proposed transactions, to which Aimco or Aimco OP or any of its subsidiaries was or is to be a party in which Mr. Murphy or Mr. Rayis had, or will have, a direct or indirect material interest.

ITEM 5.07.Submission of Matters to a Vote of Security Holders.

Submission of Matters to a Vote of Security Holders

Aimco held its 2020 Annual Meeting of Stockholders on April 28, 2020. Terry Considine, Aimco’s Chairman and Chief Executive Officer, presided. Aimco’s stockholders considered four proposals, each of which is described in more detail in Aimco’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 11, 2020. On the record date of February 21, 2020, there were 148,930,402 shares of Aimco’s Common Stock issued and outstanding and eligible to vote. The final voting results are reported below.

Proposal 1: Election of nine directors to serve for a one-year term until Aimco’s 2021 annual meeting of stockholders. Aimco’s stockholders elected each of the nine nominees for director, and the voting results are set forth below:

	For	Against	Abstentions	Broker Non-Votes
Terry Considine	117,954,670	2,171,736	70,566	6,497,147
Thomas L. Keltner	116,909,574	3,262,895	24,503	6,497,147
Robert A. Miller	116,606,135	3,566,102	24,735	6,497,147
Devin I. Murphy	119,785,234	386,828	24,910	6,497,147
Kathleen M. Nelson	118,804,105	1,369,223	23,644	6,497,147
John D. Rayis	119,925,207	246,613	25,152	6,497,147
Ann Sperling	118,850,695	1,322,258	24,019	6,497,147
Michael A. Stein	117,871,591	2,300,386	24,995	6,497,147
Nina A. Tran	118,845,963	1,326,628	24,381	6,497,147

Proposal 2: The selection of Ernst & Young LLP as Aimco’s independent registered public accounting firm for the year ending December 31, 2020, was ratified as follows:

For	Against	Abstentions	Broker Non-Votes
122,321,851	4,298,278	73,990	—

Proposal 3: Advisory vote to approve the compensation of executive officers disclosed in Aimco’s proxy statement.Aimco’s stockholders gave advisory approval of the executive compensation program, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
117,578,808	2,569,079	49,085	6,497,147

Proposal 4: Approval of the Apartment Investment and Management Company 2020 Employee Stock Purchase Plan. Aimco’s stockholders approved the plan, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
117,964,047	2,205,202	27,723	6,497,147

ITEM 8.01.	Other Events.

On April 28, 2020, Aimco’s Board of Directors declared a cash dividend of $0.41 per share of Common Stock. The amount is payable on May 29, 2020, to stockholders of record on May 15, 2020.

ITEM 9.01. Financial Statements and Exhibits.

       (d) The following exhibits are filed with this report:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2020

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner
/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer